CREDIT AGREEMENT

Dated as of September 1, 2017

by and among

AMERCO
as the Borrower,

BANK OF AMERICA, N.A.,
as Agent for all Lenders,

and

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders

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TABLE OF CONTENTS

Page

ARTICLE I
THE CREDITS

Section 1.1Amounts and Terms of Commitments

Section 1.2Notes

Section 1.3Interest

Section 1.4Loan Accounts

Section 1.5Procedure for Borrowing; Conversions, Continuations

Section 1.6[Reserved]

Section 1.7Optional Prepayments and Reduction of Commitments

Section 1.8Mandatory Prepayments of Loans and Commitment Reductions

Section 1.9Fees

Section 1.10Payments by the Borrower

Section 1.11Payments by the Lenders to Agent; Settlement

Section 1.12Increase in Aggregate Commitment

Section 1.13Defaulting Lenders

ARTICLE II
CONDITIONS PRECEDENT

Section 2.1Conditions of Initial Loans

Section 2.2Conditions to All Borrowings

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1Financial Condition

Section 3.2Corporate Existence and Power

Section 3.3Power; Corporate Authorization; No Contravention

Section 3.4Governmental Authorization

Section 3.5Binding Effect

Section 3.6Litigation

Section 3.7No Default

Section 3.8Use of Proceeds; Margin Regulations

Section 3.9Title to Property

Section 3.10Taxes

Section 3.11No Material Adverse Effect

Section 3.12Environmental Matters

Section 3.13Regulated Entities

Section 3.14Solvency

Section 3.15ERISA

Section 3.16Brokers’ Fees; Transaction Fees

Section 3.17Insurance

Section 3.18Accuracy and Completeness of Information

Section 3.19Jurisdiction of Organization; Chief Executive Office

Section 3.20Full Disclosure

Section 3.21OFAC

Section 3.22Patriot Act

Section 3.23Labor Relations

ARTICLE IV
AFFIRMATIVE COVENANTS

Section 4.1Financial Statements

Section 4.2Certificates; Other Information

Section 4.3Notices

Section 4.4Preservation of Corporate Existence, Etc

Section 4.5Maintenance of Property

Section 4.6Insurance

Section 4.7Payment of Obligations

Section 4.8Environmental Laws

Section 4.9Compliance with Laws

Section 4.10Inspection of Property and Books and Records

Section 4.11Use of Proceeds

Section 4.12[Reserved]

Section 4.13[Reserved]

Section 4.14Further Assurances

ARTICLE V
NEGATIVE COVENANTS

Section 5.1Consolidations and Mergers

Section 5.2Limitation on Indebtedness and Contingent Obligations

Section 5.3Margin Stock; Use of Proceeds

Section 5.4Changes in Accounting, Name or Jurisdiction of Organization

Section 5.5OFAC; Patriot Act

Section 5.6Sanctions

Section 5.7Governing Documents

ARTICLE VI
FINANCIAL COVENANTS

Section 6.1Fixed Charge Coverage Ratio

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1Events of Default

Section 7.2Remedies

Section 7.3Rights Not Exclusive

ARTICLE VIII
THE AGENT

Section 8.1Appointment and Duties

Section 8.2Binding Effect

Section 8.3Use of Discretion

Section 8.4Delegation of Rights and Duties

Section 8.5Reliance and Liability

Section 8.6Agent Individually

Section 8.7Lender Credit Decision

Section 8.8Expenses; Indemnities; Withholding

Section 8.9Resignation of Agent

ARTICLE IX
MISCELLANEOUS

Section 9.1Amendments and Waivers

Section 9.2Notices; Effectiveness; Electronic Communications

Section 9.3Electronic Execution

Section 9.4No Waiver; Cumulative Remedies

Section 9.5Costs and Expenses

Section 9.6Indemnity

Section 9.7[Reserved]

Section 9.8Successors and Assigns

Section 9.9Non‑Public Information; Confidentiality

Section 9.10Set‑off; Sharing of Payments

Section 9.11Counterparts; Facsimile Signature

Section 9.12Severability

Section 9.13Captions

Section 9.14Independence of Provisions

Section 9.15Interpretation

Section 9.16No Third Parties Benefited

Section 9.17Governing Law and Jurisdiction

Section 9.18Waiver of Jury Trial

Section 9.19Entire Agreement; Release; Survival

Section 9.20Patriot Act

Section 9.21Replacement of Lender

Section 9.22[Reserved]

Section 9.23Creditor‑Debtor Relationship

Section 9.24Actions in Concert

Section 9.25[Reserved]

Section 9.26Acknowledgement and Consent to Bail-In of EEA Financial Institutions

ARTICLE X
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 10.1Taxes

Section 10.2Illegality

Section 10.3Increased Costs and Reduction of Return

Section 10.4Funding Losses

Section 10.5Inability to Determine Rates

Section 10.6Certificates of Lenders

ARTICLE XI
DEFINITIONS

Section 11.1Defined Terms

Section 11.2Other Interpretive Provisions

Section 11.3Accounting Terms and Principles

Section 11.4Payments

SCHEDULES

Schedule 1.1Commitments
Schedule 3.19Jurisdiction of Organization; Chief Executive Office

EXHIBITS

Exhibit 4.2(b)Form of Compliance Certificate
Exhibit 11.1(a)Form of Assignment
Exhibit 11.1(b)Form of Loan Notice
Exhibit 11.1(c)Form of Note
Exhibit 11.1(d)Form of Notice of Loan Prepayment

CREDIT AGREEMENT

This CREDIT AGREEMENT (including all exhibits and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”) is entered into as of September 1, 2017, by and among AMERCO, a Nevada corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as the administrative agent (the “Agent”) for the several financial institutions from time to time party to this Agreement as lenders (collectively, the “Lenders” and individually each a “Lender”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested, and the Lenders have agreed to make available to the Borrower, a revolving credit facility upon and subject to the terms and conditions set forth in this Agreement to be used by the Borrower and its Subsidiaries for general corporate purposes, including the financing of the purchase of new Real Estate, the refinancing of existing Unencumbered Property and the financing of improvements on existing and future Unencumbered Property;

WHEREAS,  the revolving loan credit facility set forth in this Agreement will be unsecured, but entitled to the agreements and covenants set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
THE CREDITS

Section 1.1               Amounts and Terms of Commitments.

(a)                Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Borrower contained herein, each Lender with a Commitment severally and not jointly agrees to make loans (each such loan, a “Loan” and, collectively, the “Loans”) to the Borrower from time to time, on any Business Day during the Availability Period, following proper delivery of a Loan Notice pursuant to Section 1.5 hereof, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (i) the aggregate outstanding principal amount of Loans of all Lenders shall not exceed the Aggregate Commitment at such time and (ii) the aggregate outstanding principal amount of Loans of any Lender shall not exceed such Lender’s Commitment.  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 1.1(a), prepay under Sections 1.7 or 1.8, and reborrow under this Section 1.1(a).  The Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b)                Each Lender’s Commitment shall terminate immediately and without further action on the Maturity Date.  During the period from the Closing Date to but excluding the Maturity Date, the Borrower may use the Commitments by borrowing the Loans, prepaying the Loans in whole or in part, and reborrowing the Loans.

Section 1.2               Notes.  The Loans made by each Lender shall be evidenced by this Agreement and, if requested by such Lender, a Note payable to such Lender.

Section 1.3               Interest.

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(a)                Subject to subsections 1.3(c) and 1.3(d), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin. Each determination of an interest rate by Agent shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.  All computations of fees and interest payable under this Agreement for  Base Rate Loan shall be  made on the basis of a year of 365/366 days.  All other computations of fees and interest payable under this Agreement shall be made on the basis of a 360‑day year and actual days elapsed.  Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

(b)                Interest on each Loan shall be paid in arrears on each Interest Payment Date.  Interest shall also be paid on the date of any payment or prepayment of Loans in full.

(c)                At the election of Agent or the Required Lenders while any Event of Default exists (or automatically while any Event of Default under subsection 7.1(a), 7.1(f) or 7.1(g) exists), the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Loans under the Loan Documents from and after the date of occurrence of such Event of Default, at a rate per annum which is determined by adding two percent (2.0%) per annum to the Applicable Margin then in effect for such Loans (plus the Eurodollar Rate or Base Rate, as the case may be).  All such interest shall be payable on demand of Agent or the Required Lenders.

(d)                Anything herein to the contrary notwithstanding, the obligations of the Borrower hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event the Borrower shall pay such Lender interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement.

Section 1.4               Loan Accounts.

(a)                The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Agent in the ordinary course of business.  The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations.  In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Agent, the Borrower shall execute and deliver to such Lender (through the Agent) a Note, which shall evidence such Lender’s Loans in addition to such

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accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 1.5               Procedure for Borrowing; Conversions, Continuations.

(a)                Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Agent of a Loan Notice.  Each such notice must be received by the Agent not later than 12:00 noon central time (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.  Each Loan Notice given pursuant to this Section 1.5 must be appropriately completed and signed by a Responsible Officer of the Borrower.  Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of at least $5,000,000.  Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of at least $1,000,000.  Each Loan Notice and each telephonic notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto.  If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans.  Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans.  If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)                Following receipt of a Loan Notice, the Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the requested Borrowing, conversion or continuation, and if no timely notice of a conversion or continuation is provided by the Borrower, the Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 1.5(a).  In the case of a requested Borrowing, subject to the terms of Section 1.1 and Section 2.2 hereof, each Lender shall make an amount equal to its Applicable Percentage of the requested Loan available to the Agent in immediately available funds at the Agent’s Office not later than 12:00 noon central time on the Business Day specified in the applicable Loan Notice.

(c)                Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan.  During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders and the Required Lenders may demand that any or all of the outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d)                The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.  At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Lenders of any change in the Agent’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)

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After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than six (6) Interest Periods in effect.

(f)                 Upon satisfaction of the applicable conditions set forth in Section 2.2 (and, if such Borrowing is the initial Borrowing, Section 2.1), the proceeds of each requested Borrowing will be made available to the Borrower by Agent by wire transfer of such amount to a deposit account of the Borrower specified by the Borrower.

(g)                Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Agent and such Lender.

Section 1.6               [Reserved]

Section 1.7               Optional Prepayments and Reduction of Commitments.

(a)                The Borrower may, upon notice to the Agent pursuant to delivery to the Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Loan(s) in whole or in part without premium or penalty subject to Section 10.4; provided that, unless otherwise agreed by the Agent, (i) such notice must be received by the Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans and (ii) optional partial prepayments of the Loans shall be in amounts not less than $1,000,000 and shall be applied in the manner set forth in Section 1.8(d).  Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans.  The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s  Applicable Percentage).  Any Notice of Loan Prepayment shall not be revocable once given and the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.  Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 10.4.  Subject to Section 1.13, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(b)                The Borrower may, upon notice to the Agent, prior to the Maturity Date, terminate the Commitments, or from time to time permanently reduce the Commitments; provided that (i) any such notice shall be received by the Agent not later than 12:00 noon central time five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce the Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate outstanding principal amount of Loans would exceed the Aggregate Commitments.

Section 1.8               Mandatory Prepayments of Loans and Commitment Reductions.

(a)Payment on Maturity Date.

  The Borrower shall pay to the Agent, for the account of the Lenders, the principal amount of all of the Loans on the Maturity Date in an amount equal to the aggregate principal amount of all Loans outstanding on such date, together with all accrued and unpaid interest thereon and all other amounts payable hereunder.

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(b)Loans in Excess of Aggregate Commitments.

  If, at any time, the aggregate outstanding principal amount of the Loans shall exceed the Aggregate Commitments, then the Borrower shall prepay the Loans in an amount such that the aggregate outstanding principal amount of the Loans no longer exceeds of the Aggregate Commitments.

(c)Application of Prepayments.

  Subject to subsection 1.10(c), any prepayments of the Loans pursuant to Section 1.7 shall be applied  first to any Base Rate Loans then outstanding and then to outstanding Eurodollar Rate Loans with the shortest Interest Periods remaining.  Together with each prepayment under this Section 1.8, the Borrower shall pay any amounts required pursuant to Section 10.4.

(d)No Implied Consent.

  Provisions contained in this Section 1.8 for the application of proceeds of certain transactions shall not be deemed to constitute consent of the Lenders to transactions that are not otherwise permitted by the terms hereof or the other Loan Documents.

Section 1.9               Fees.

(a)          Fees.  The Borrower shall pay to Agent, for Agent’s own account, fees in the amounts and at the times set forth in a letter agreement between the Borrower and Agent dated of even date herewith (as amended from time to time, the “Fee Letter”).

(b)          Unused Commitment Fee.  The Borrower shall pay to the Agent for the account of each Lender in accordance with its Applicable Percentage, an unused commitment fee at a rate per annum equal to 0.30% times the actual daily amount by which the Aggregate Commitment exceeds the aggregate outstanding principal amount of the Loans.  The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article II is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.  The commitment fee shall be calculated quarterly in arrears.

Section 1.10            Payments by the Borrower.

(a)                All payments (including prepayments) to be made by the Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without set off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to Agent (for the ratable account of the Persons entitled thereto) at the address for payment specified in the signature page hereof in relation to Agent (or such other address as Agent may from time to time specify in accordance with Section 9.2), including payments utilizing the ACH system, and shall be made in Dollars and by wire transfer or ACH transfer in immediately available funds (which shall be the exclusive means of payment hereunder), no later than 12:00 noon central time on the date due.  The Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  Any payment which is received by Agent later than 12:00 noon central time may in Agent’s discretion be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.  The Borrower hereby irrevocably waives the right to direct the application during the continuance of an Event of Default of any and all payments in respect of any Obligation.

(b)                Subject to the provisions set forth in the definition of “Interest Period” herein, if any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

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(c)                During the continuance of an Event of Default, Agent may, and shall upon the direction of Required Lenders, apply any and all payments received by Agent in respect of any Obligation in accordance with clauses first through sixth below.  Notwithstanding any provision herein to the contrary, all amounts collected or received by Agent after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), shall be applied as follows:

first, to payment of costs and expenses, including Attorney Costs, of Agent payable or reimbursable by the Borrower under the Loan Documents;

second, to payment of Attorney Costs of Lenders payable or reimbursable by the Borrower under this Agreement;

third, to payment of all accrued unpaid interest on the Obligations and fees owed to Agent and Lenders;

fourth, to payment of principal of the Obligations

fifth, to payment of any other amounts owing constituting Obligations; and

sixth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each of the Lenders or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

Section 1.11            Payments by the Lenders to Agent; Settlement.

(i)                (i)  Funding by Lenders; Presumption by Agent.  Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon central time on the date of such Borrowing) that such Lender will not make available to the Agent such Lender’s Applicable Percentage of such Borrowing, the Agent may assume that such Lender has made such amount available on such date in accordance with Section 1.5(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans.  If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

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(ii)                Payments by Borrower; Presumptions by Agent.  Unless the Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

(b)                Failure to Satisfy Conditions Precedent.  If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article I, and such funds are not made available to the Borrower by the Agent because the conditions to the applicable Loan set forth in Article II are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(c)                Obligations of Lenders Several.  The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 8.8 are several and not joint.  The failure of any Lender to make any Loan, or to make any payment under Section 8.8  on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, or to make its payment under Section 8.8.

(d)                Funding Source.  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(e)                Insufficient Funds.  If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, subject to Section 1.10(c), (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(f)                 Procedures.  Agent is hereby authorized by the Borrower and each other Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, the Platform.

Section 1.12            Increase in Aggregate Commitment.

(a)Request for Increase.  Provided there exists no Default or Event of Default, upon notice to the Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Aggregate Commitment up to a maximum Aggregate Commitment of $300,000,000; provided that any

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such request for an increase shall be in a minimum amount of $25,000,000, unless otherwise agreed by the Agent.  At the time of sending such notice, the Borrower (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)Lender Elections to Increase.  Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c)Notification by Agent; Additional Lenders.  The Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, and subject to the approval of the Agent, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Agent and its counsel.

(d)Effective Date and Allocations.  If the Aggregate Commitment is increased in accordance with this Section, the Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase.  The Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e)Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrower shall deliver to the Agent a certificate of the Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Borrower (i) certifying and attaching resolutions adopted by the Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article III hereof and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (B) no Default or Event of Default exists.

(f)Reallocation.  With respect to any increase of the Aggregate Commitment, each existing Lender shall be deemed to have sold to each new Lender, and each new Lender shall be deemed to have purchased from each existing Lender, a portion of such existing Lender’s Loans then outstanding such that, after giving effect to any such increase in the Aggregate Commitment, each existing Lender and each new Lender shall own its Applicable Percentage of the Loans then outstanding.

(g)Conflicting Provisions.  This Section shall supersede any provisions in Section 9.10 or 9.1 to the contrary.

Section 1.13            Defaulting Lenders.

(a)                Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.1.

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(ii)                Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 9.10 shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 2.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                Certain Fees.  No Defaulting Lender shall be entitled to receive any fee payable under Section 1.9(b) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)                Defaulting Lender Cure.  If the Borrower and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE II
CONDITIONS PRECEDENT

Section 2.1 Conditions of Initial Loans.  The obligation of each Lender to make its initial Loans hereunder is subject to satisfaction of the following conditions precedent:

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(a)                Loan Documents.  Agent shall have received on or before the funding of the initial Loans hereunder, each of the following, each of which shall be properly executed by a Responsible Officer of Borrower, and each in form and substance satisfactory to the Agent and each Lender:

(i)                this Agreement;

(ii)                the  Note; and

(iii)                the Fee Letter.

(b)                Financial Statements.  Agent shall have received copies of the latest Audited Annual Financial Statements and the Unaudited Quarterly Financial Statements of the Borrower and its consolidated Subsidiaries; provided that, the obligation to deliver the latest Audited Annual Financial Statements and the Unaudited Quarterly Financial Statements of the Borrower and its consolidated Subsidiaries shall be deemed satisfied to the extent the Borrower files such consolidating financial statements with the Securities and Exchange Commission.

(c)                Approvals.  Agent shall have received (i) satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(d)                Borrower’s Certificate.  The Borrower shall deliver to the Agent a certificate of the Borrower dated as of the date hereof signed by a Responsible Officer of the Borrower (i) certifying and attaching resolutions adopted by the Borrower approving or consenting to (x) the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party and (y) the borrowings contemplated hereunder, and (ii) certifying that, before and after giving effect to this Agreement and the other Loan Documents to which the Borrower is a party, (A) the representations and warranties contained in Article III hereof and the other Loan Documents are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (B) no Default or Event of Default exists.

(e)                Payment of Fees.  The Borrower shall have paid the fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9(a) (including the fees specified in the Fee Letter), and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

(f)           No Material Adverse Change.  Since March 31, 2017, there has been no Material Adverse Effect.

(g)          Due Diligence.  The Agent shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Agent, including, without limitation, U.S. Department of Treasury Office of Foreign Assets Control, United States Foreign Corrupt Practices Act of 1977 (“FCPA”) and “know your customer” due diligence.  The Borrower shall have provided to the Agent the documentation and other information requested by the Agent in order to comply with applicable law, including, without limitation, the Patriot Act.

(h)                Miscellaneous.  The Agent shall have received such other documents and additional information that the Agent shall reasonably request or require.

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Section 2.2 Conditions to All Borrowings.

The obligation of each Lender to make each Loan hereunder is subject to satisfaction of the following conditions precedent:

(i)                  all representations and warranties by the Borrower contained herein or in any other Loan Document are true and correct in all respects as of such date after giving pro forma effect to such Loan, except to the extent that such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all respects as of such earlier date); and

(j)                  no Default or Event of Default has occurred and is continuing or would reasonably be expected to result after giving effect to such Loan.

The request by the Borrower of any Borrowing and the acceptance by the Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date thereof, a representation and warranty by the Borrower that the conditions in this Section 2.2 have been satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to Agent and each Lender that the following are, and will be, true, correct and complete:

Section 3.1 Financial Condition.

(a) The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended March 31, 2017 and the related audited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal year ended on such date, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO USA LLP, copies of which have heretofore been furnished to the Agent, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.

(b) [Reserved]

(c)All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such Responsible Officer, and as disclosed therein).  Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long term lease or unusual forward or long term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, which is not reflected in the foregoing statements or in the notes thereto.  During the period from March 31, 2017 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at March 31, 2017.

Section 3.2 Corporate Existence and Power.

  The Borrower:

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(a) is a corporation, duly organized, validly existing and in good standing under the laws of Nevada;

(b) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

(c) is duly qualified as a foreign corporation, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license except where the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.3 Power; Corporate Authorization; No Contravention.  The Borrower has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder, and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings under the terms and conditions of this Agreement and any Notes.  The execution, delivery and performance by the Borrower of this Agreement, and any other Loan Document to which the Borrower is party, do not and will not:

(i)                contravene the terms of any of the Organization Documents of the Borrower or any of its Subsidiaries;

(ii)                conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any Contractual Obligation to which the Borrower or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower, its Subsidiaries or their Property is subject; or

(iii)                violate any Requirement of Law.

Section 3.4 Governmental Authorization.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document except for those obtained or made on or prior to the Closing Date.

Section 3.5 Binding Effect.  This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 3.6 Litigation.  Except as disclosed in the public filings of the Borrower, dated March 31, 2017, and any subsequent Current Report on Form 8-K filed prior to the date hereof, as of the date hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, is threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective Properties or revenues (a) with respect to any of the

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Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.  As of the Closing Date, the Borrower is not the subject of an audit or, to the Borrower’s knowledge, any review or investigation by any Governmental Authority (excluding the IRS and other taxing authorities) concerning the violation or possible violation of any Requirement of Law.

Section 3.7 No Default.  Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could be reasonably expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

Section 3.8 Use of Proceeds; Margin Regulations.  No part of the proceeds of the Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, or for any purpose which violates, or which would be inconsistent with, the provisions of the regulations of such Board of Governors.

Section 3.9 Title to Property.

  Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Section 3.10 Taxes.  All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Borrower have been filed with the appropriate Governmental Authorities, all such Tax Returns are true and correct in all material respects, and all taxes, assessments and other governmental charges and impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non‑payment thereof.

Section 3.11 No Material Adverse Effect.  Since March 31, 2017, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.12 Environmental Matters.

(a) The business and operations of the Borrower are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law;

(b) The Borrower and its Subsidiaries hold and have held all permits, licenses, registrations and authorizations (“Environmental Permits”) required for their operations and are and have been in compliance with the Environmental Permits, except insofar as the absence of or noncompliance with such Environmental Permits would not have a material impact on the Borrower and its Subsidiaries, taken as a whole;

(c) No Hazardous Substances which could materially interfere with the continued operation of the Properties of the Borrower or its Subsidiaries, or materially impair the fair saleable value thereof, have been disposed of on or released (as used herein, “release” shall have the meaning provided

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in 42 U.S.C. § 9601(22)) at, onto or under such Properties or, to the Borrower’s and its Subsidiaries’ best knowledge, after due inquiry and investigation, by any other Person; and there is no contamination at, in, on, or under or about the Properties of the Borrower or its Subsidiaries or violation of any Environmental Law with respect to such Properties or the business operated by the Borrower or its Subsidiaries which could materially interfere with the continued operation of such Properties, or materially impair the fair saleable value thereof;

(d) No Hazardous Substances are located in, on or under, or have been handled, generated, stored, processed, released or discharged from the Properties of the Borrower or its Subsidiaries, by the Borrower or its Subsidiaries or, to the Borrower’s and its Subsidiaries’ best knowledge, after due inquiry and investigation, by any other Person, except for those substances used by Borrower or its Subsidiaries in the ordinary course of their business in compliance with all Environmental Laws and not reasonably expected to give rise to liability under Environmental Laws; and

(e) The Borrower and its Subsidiaries have received no notice of, and to the best of their knowledge and belief there exists no investigation, action, proceeding, claim, notice of violation, consent decree, consent order, administrative order or other order by any agency, authority or unit of government or by any third party which could result in any material liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Properties of the Borrower or its Subsidiaries, nor do the Borrower and its Subsidiaries know of any basis for any of the foregoing.

Section 3.13 Regulated Entities.  Neither the Borrower nor any Person controlling the Borrower is (a) an “investment company” within the meaning of the Investment Company Act of 1940 or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute, rule or regulation limiting its ability to incur Indebtedness, pledge its assets or perform its Obligations under the Loan Documents.

Section 3.14 Solvency.  Both before and after giving effect to (a) the Loans made on or prior to the date this representation and warranty is made or remade, (b) the disbursement of the proceeds of such Loans by the Borrower, (c) the consummation of the other transactions contemplated by the Loan Documents, and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and all of its Subsidiaries, taken as a whole, are Solvent.

Section 3.15 ERISA.

  Neither a Reportable Event nor a failure to satisfy the minimum funding requirements of Section 412 or Section 430 of the Code has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan (other than a Multiemployer Plan or a multiemployer welfare plan maintained pursuant to a collective bargaining agreement) has complied in all material respects with the applicable provisions of ERISA, the Code and the constituent documents of such Plan, except for instances of non-compliance that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  No termination of a Single Employer Plan has occurred (other than a termination described in Section 4041(b) of ERISA with respect to which the Borrower has incurred no liability (i) to the PBGC or (ii) in excess of $1,000,000), and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period  Except to the extent that any such excess could not have a Material Adverse Effect, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither the Borrower nor any of its Subsidiaries has had a complete or partial withdrawal from any Multiemployer Plan for which any withdrawal liability remains unpaid, and, to the knowledge of the Borrower would not become subject to any material liability under ERISA if the Borrower or any of its Subsidiaries were to withdraw completely

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from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization, Insolvent or terminating.  Except to the extent that any such excess could not have a Material Adverse Effect, the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each of its Subsidiaries for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) other than such liability disclosed in the financial statements of the Borrower does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.  The Borrower has not engaged in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code in connection with any Plan that would subject the Borrower to liability under ERISA and/or Section 4975 of the Code that would reasonably be expected to have a Material Adverse Effect.

Section 3.16 Brokers’ Fees; Transaction Fees.  Except for fees payable to Agent and Lenders, neither the Borrower nor any of its Subsidiaries has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the transactions contemplated hereby.

Section 3.17 Insurance.  As of the date hereof, the Borrower has, with respect to its Properties and business, insurance covering the risks, in the amounts and with deductible or other retention amounts, meeting the requirements of Section 4.6 hereof as of the date hereof.

Section 3.18 [Reserved]

Section 3.19 Jurisdiction of Organization; Chief Executive Office.

Schedule 3.19 lists the Borrower’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of its chief executive office or sole place of business.

Section 3.20 Full Disclosure.  None of the representations or warranties made by the Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of the Borrower in connection with the Loan Documents (including the offering and disclosure materials, if any, delivered by or on behalf of the Borrower to Agent or the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

Section 3.21 OFAC.  Neither the Borrower, nor any Related Person of the Borrower, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction.  No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender or the Agent) of Sanctions.

Section 3.22 Patriot Act.  The Borrower and each of its Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31  C.F.R., Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti‑money laundering rules and regulations.  No part of the proceeds of any

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Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of  FCPA.

Section 3.23 Labor Relations.

  The Borrower is not engaged in any unfair labor practice which could reasonably be expected to have a Material Adverse Effect.  As of the date hereof there is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower and each of its Subsidiaries, threatened against the Borrower before the National Labor Relations Board which could reasonably be expected to have a Material Adverse Effect and no grievance or arbitration proceeding arising out of or under a collective bargaining agreement is so pending or threatened; (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower; and (c) no union representation question existing with respect to the employees of the Borrower and no union organizing activities are taking place with respect to any thereof.

ARTICLE IV
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

Section 4.1 Financial Statements.  The Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit the preparation of financial statements in conformity with GAAP (provided that monthly and quarterly financial statements shall not be required to have footnote disclosures and are subject to normal year‑end adjustments).  The Borrower shall deliver to Agent and each Lender by electronic transmission and in detail reasonably satisfactory to Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by BDO USA LLP or other independent certified public accountants of nationally recognized standing (the “Audited Annual Financial Statements”); and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, stockholders’ equity and cash flows of each of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects (subject to normal year‑end audit adjustments) (the “Unaudited Quarterly Financial Statements”);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and for the absence of footnotes on interim financial statements); provided that, the Borrower’s obligation to deliver the Audited Annual Financial Statements and the Unaudited Quarterly

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Financial Statements pursuant to Sections 4.1(a) and (b) hereof, shall be deemed satisfied to the extent the Borrower files any such consolidating financial statements with the Securities Exchange Commission.

Section 4.2 Certificates; Other Information.  The Borrower shall furnish to Agent and each Lender by electronic transmission:

(a) together with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b), a management discussion and analysis report, in reasonable detail, signed by the chief financial officer of Borrower, describing the operations and financial condition of the Borrower and its Subsidiaries for the Fiscal Quarter and the portion of the Fiscal Year then ended (or for the Fiscal Year then ended in the case of annual financial statements) (provided that the obligation to deliver such report pursuant to this Section 4.2(a)(i) shall be deemed satisfied to the extent the Borrower files any such report with the Securities and Exchange Commission);

(b) together with each delivery of financial statements pursuant to subsections 4.1(a) and 4.1(b), a fully and properly completed Compliance Certificate in the form of Exhibit 4.2(b), certifying compliance with the financial covenants set forth in Article VI hereof and setting forth the calculation of the Fixed Charge Coverage Ratio and Unencumbered Property Value Ratio in sufficient detail such that the Agent and the Lenders can determine whether the Borrower is in compliance with Sections 5.2 and 6.1, certified on behalf of the Borrower by a Responsible Officer of the Borrower;

(c) promptly after the same are sent, copies of all financial statements and regular, periodic or special reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(d) [Reserved]

(e) promptly, such additional business, financial, corporate affairs, and other information as the Agent may from time to time reasonably request.

Section 4.3 Notices.  The Borrower shall promptly notify the Agent and each Lender of each of the following (and in no event later than five (5) Business Days after a Responsible Officer of the Borrower becoming aware thereof):

(a) the occurrence or existence of any Default or Event of Default, or any event or circumstance that foreseeably will become a Default or Event of Default;

(b) any breach or nonperformance of, or any default under, any Contractual Obligation of the Borrower or any of its Subsidiaries, or any violation of, or noncompliance with, any Requirement of Law, which would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, including a description of such breach, nonperformance, default, violation or noncompliance and the steps, if any, the Borrower has taken, is taking or proposes to take in respect thereof;

(c) (i) any litigation or proceeding affecting the Borrower in which the amount involved is $25,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought, or (ii) any litigation, investigation or proceeding of or before any arbitrator or Governmental Authority that is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its or their respective Properties or revenues (x) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (y) which could reasonably be expected to have a Material Adverse Effect;

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(d) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Borrower and any Governmental Authority;

(e) any Material Adverse Effect or event or circumstance that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; and

(f) any material change in accounting policies or financial reporting practices by the Borrower.

Each notice pursuant to this Section 4.3 shall be in electronic form accompanied by a statement by a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein, and stating what action the Borrower or other Person proposes to take with respect thereto and at what time.  Each notice under subsection 4.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

Section 4.4 Preservation of Corporate Existence, Etc.

The Borrower shall:

(a) preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable;

(b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business;

(c) use its commercially reasonable efforts, in the Ordinary Course of Business, to preserve its business organization and preserve the goodwill and business of the customers, suppliers and others having material business relations with it; and

(d) continue to engage, and cause its Subsidiaries to continue to engage, in the businesses in which the Borrower and its Subsidiaries engaged in on the date of this Agreement, except (a) to the extent that the failure to so continue to engage in any such business resulted from circumstances not subject to the control of the Borrower or its Subsidiaries (as applicable), or (b) to the extent that the failure to so continue to engage in any such business or businesses would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.5 Maintenance of Property.

  The Borrower shall maintain and preserve all its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and shall make all necessary repairs thereto and renewals and replacements thereof.

Section 4.6 Insurance.

  The Borrower shall, at its own expense, maintain at all times and keep in full force and effect policies of insurance with respect to the Properties of the Borrower in such amounts, against such risks and with such terms (including deductibles, limits of liability and loss payment provisions) as are required by applicable law and consistent with industry standards.

Section 4.7 Payment of Obligations.

  The Borrower shall pay, discharge and perform as the same shall become due and payable or required to be performed, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its Property, unless the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the filing or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower;

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(b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless (i) the same are being contested in good faith by appropriate proceedings diligently prosecuted which stay the imposition or enforcement of any Lien and for which adequate reserves in accordance with GAAP are being maintained by the Borrower or (ii) where such claims could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c) the performance of all obligations under any Contractual Obligation to which the Borrower is bound, or to which it or any of its Property is subject, except to the extent that the failure to perform such Contractual Obligations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.8 Environmental Laws.

(a) The Borrower shall cause all property, managers, agents, employees and tenants to:  (i) comply with all applicable Environmental Laws applicable to the Property of the Borrower and its Subsidiaries, and obtain and comply with Environmental Permits required under Environmental Law, (ii) keep or cause the Property of the Borrower and its Subsidiaries, to be kept free from Hazardous Substances (except those substances used by the Borrower, its Subsidiaries or tenants in the ordinary course of their business), in compliance with, and not likely to give rise to liability under Environmental Laws, (iii) not install or use, or permit the installation or use of, any underground receptacles containing Hazardous Substances on the Property of the Borrower and its Subsidiaries, except in compliance with applicable laws and regulations, (iv) expressly prohibit the use, generation, handling, storage, production, release, processing and disposal of Hazardous Substances by all future tenants (except those substances used by such tenants in the ordinary course of their business, in compliance with, and not likely to give rise to liability under, Environmental Laws) and use all reasonable efforts to prevent existing tenants and other permitted occupants of the Property of the Borrower and its Subsidiaries, from taking any such actions, (v) in any event, not install on the Property of the Borrower and its Subsidiaries, or permit to be installed on such Property, PCBs, urea formaldehyde insulation, asbestos or any substance containing asbestos or any material containing lead based paint, (vi) prohibit the disposal and/or release of any Hazardous Substances on, at, beneath, or near the Property of the Borrower and its Subsidiaries; (vii) keep the Property of the Borrower and its Subsidiaries free from all Liens under Environmental laws, unless being challenged in good faith with appropriate proceedings; (viii) satisfy all financial assurance requirements under Environmental Laws; and (ix) use best efforts to obtain funds or reimbursement from State or Local underground storage tank funds, to the extent applicable or available.

(b) The Borrower promptly shall notify the Agent in writing should any of the Borrower or its Subsidiaries become aware of (i) any release of Hazardous Substances, or other actual or potential environmental problem or liability, with respect to or affecting the Property of the Borrower and its Subsidiaries, (ii) any Lien, notice of Lien, threatened Lien, action or notice of violation or potential liability affecting he Property of the Borrower and its Subsidiaries, (iii) the institution of any investigation, inquiry or proceeding concerning any Borrower or such Property, pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) the discovery of any occurrence, condition or state of facts which would render any representation or warranty contained in Section 3.12 of this Agreement incorrect in any respect if made at the time of such discovery but only to the extent any such matter contemplated in this Section 4.8(b) could reasonably be expected to have a Material Adverse Effect.  The Borrower shall promptly transmit to the Agent copies of any and all citations, orders, notices or, upon written request of the Agent, other communications relating to any of the foregoing provisions of this paragraph.

(c) Regardless of the source of contamination, the Borrower shall, at its own expense, promptly take or cause to be taken all actions necessary or advisable for the clean-up of the Property of the

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Borrower and its Subsidiaries, and other property, affected by contamination in, on, under or at such Property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with the all applicable Environmental Laws (and in all events in a manner satisfactory to the applicable Governmental Authority).  The Borrower shall further pay or cause to be paid, at no expense to the Agent or any Lender, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property of the Borrower and its Subsidiaries.  In the event the Borrower fails to do so, or following an Event of Default, the Lender may, at its sole election, cause such affected Property, to be freed from any Hazardous Substances or otherwise brought into compliance with Environmental Laws and any cost incurred in connection therewith shall be for the account of the Borrower under Section 9.6.  Agent shall have no obligation to inspect or clean up any Hazardous Substances.  Neither Agent nor any Lender shall be deemed a generator of any Hazardous Substances removed from such affected Property.

Section 4.9 Compliance with Laws.

  The Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business.

Section 4.10 Inspection of Property and Books and Records.

  The Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time not more than once per year (so long as no Event of Default shall occur and be continuing) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and with their independent certified public accountants.

Section 4.11 Use of Proceeds.

  The Borrower shall use the proceeds of the Loans for general corporate purposes, including the advancing thereof to, or investments thereof in, its Subsidiaries for the financing of the purchase of new Real Estate, the refinancing of existing Unencumbered Property and the financing of improvements on existing and future Unencumbered Property and not in contravention of any Law or of any Loan Document.

Section 4.12 [Reserved]

Section 4.13 [Reserved]

Section 4.14 Further Assurances.

(a) The Borrower shall ensure that all written information, exhibits and reports furnished to Agent or the Lenders do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

(b) Promptly upon request by Agent, the Borrower shall take such additional actions and execute such documents as Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document and (ii) to better assure, preserve, protect and confirm to the Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document.

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ARTICLE V
NEGATIVE COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

Section 5.1 Consolidations and Mergers.

  The Borrower shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person.

Section 5.2 Limitation on Indebtedness and Contingent Obligations.

  The Borrower shall not incur Unsecured Debt Commitments or Liens on Unencumbered Property, if so doing would cause the Unencumbered Property Value Ratio to fall below 2.0.

Section 5.3 Margin Stock; Use of Proceeds.

  The Borrower shall not use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness to purchase or carry Margin Stock, or otherwise in any manner which is in contravention of any Requirement of Law or in violation of this Agreement.

Section 5.4 Changes in Accounting, Name or Jurisdiction of Organization.

  The Borrower shall not, and in the case of subclauses (i) and (ii) shall not permit its Subsidiaries to, (i) make any significant change in accounting treatment or reporting practices, except as required by GAAP, (ii) change the Fiscal Year or method for determining its Fiscal Quarters, (iii) change its name as it appears in official filings in its jurisdiction of organization or (iv) change its jurisdiction of organization, in the case of clauses (iii) and (iv), without prior written notice to Agent.

Section 5.5 OFAC; Patriot Act.

  The Borrower shall not, and shall not permit its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Sections 3.21 and 3.22.

Section 5.6 Sanctions.

  The Borrower shall not directly or indirectly use the proceeds of any Loan, or otherwise lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as a Lender or the Agent) of Sanctions.

Section 5.7 Governing Documents.

  The Borrower shall not amend its certificate of incorporation (except to increase or decrease the number of authorized shares of common stock, to authorize the issuance of any preferred stock, to amend or expand its directors’ and officers’ indemnification provisions, to change the size of its board of directors, change the name of the Borrower, change the duration of director term of office, or change any supermajority voting requirement), or other Governing Documents, without the prior written consent of the Agent, which shall not be unreasonably withheld or delayed.

Section 5.8 Burdensome Agreements.

  The Borrower shall not enter into or permit to exist any Contractual Obligation that limits the ability of any Subsidiary of the Borrower to pay dividends or make other distributions in respect of the Stock of such Subsidiary except (i) as disclosed to the Agent prior to the Closing Date, (ii) Contractual Obligations that comprise restrictions imposed by any agreement

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governing secured Indebtedness not otherwise prohibited hereunder that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligation or ability to make any payments required hereunder, and (iii) as otherwise consented to by the Agent.

ARTICLE VI
FINANCIAL COVENANTS

The Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted) shall remain unpaid or unsatisfied:

Section 6.1 Fixed Charge Coverage Ratio.

  The Borrower shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter to be less than 2.5 to 1.0.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.1 Events of Default.

  Any of the following shall constitute an “Event of Default”:

(a) Nonpayment.  The Borrower fails (i) to pay when and as required to be paid herein, any amount of principal of, or interest on, any Loan, including after maturity of the Loans or (ii) to pay within three (3) Business Days after the same shall become due, any fee or any other amount payable hereunder or pursuant to any other Loan Document;

(b) Representation or Warranty.  Any representation, warranty or certification by or on behalf of the Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Borrower, or its Responsible Officers, furnished at any time under this Agreement, or in or under any other Loan Document, shall prove to have been incorrect in any material respect (without duplication of other materiality qualifiers contained therein) on or as of the date made or deemed made;

(c) Specific Defaults.  The Borrower fails to perform or observe any term, covenant or agreement contained in any of Article V or Article VI of this Agreement; provided, that, the Borrower’s failure to perform or observe the covenants contained in Section 5.2 or Section 6.1 shall constitute an Event of Default only if such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) the date upon which a Responsible Officer of the Borrower becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by Agent or Required Lenders;

(d) Other Defaults.  The Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of ten (10) days after the earlier to occur of (i) the date upon which a Responsible Officer of the Borrower becomes aware of such default and (ii) the date upon which written notice thereof is given to the Borrower by Agent or Required Lenders;

(e) Cross Default.  The Borrower or any of its Subsidiaries (i) fails to make any payment in respect of any Indebtedness (other than the Obligations) or Contingent Obligation having an

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aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the document relating thereto on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity (without regard to any subordination terms with respect thereto), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded;

(f) Insolvency; Voluntary Proceedings.  The Borrower (i) ceases or fails to be Solvent, (ii) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (iii) voluntarily ceases to conduct its business in the ordinary course; (iv) commences any Insolvency Proceeding with respect to itself; or (v) takes any action to effectuate or authorize any of the foregoing;

(g) Involuntary Proceedings.  (i) Any involuntary Insolvency Proceeding is commenced or filed against the Borrower, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against the Borrower’s Properties with a value in excess of $50,000,000 and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non‑U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business;

(h) Judgments.  One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of more than $50,000,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;

(i) [Reserved]

(j) Invalidity of Loan Documents.  Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against the Borrower or the Borrower shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

(k) Ownership.  Any Change of Control shall occur;

Section 7.1 Remedies.

  Upon the occurrence and during the continuance of any Event of Default, Agent may, and shall at the request of the Required Lenders:

(a) declare all or any portion of the Commitment of each Lender to make Loans to be suspended or terminated, whereupon such Commitments shall forthwith be suspended or terminated;

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(b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and/or

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 7.1(f) or 7.1(g) above (in the case of clause (i) of subsection 7.1(g) upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Agent or any Lender.

Section 7.3 Rights Not Exclusive.

  The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE VIII
THE AGENT

Section 8.1 Appointment and Duties.

(a) Appointment of Agent.  Each Lender hereby appoints Bank of America (together with any successor Agent pursuant to Section 9.8) as Agent hereunder and authorizes Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from the Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (iii) exercise such powers as are incidental thereto.

(b) Duties as Agent.  Without limiting the generality of clause (a) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in subsection 7.1(g) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any proceeding described in subsection 7.1(f) or 7.1(g) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), and (iii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver.

(c) Limited Duties.  Under the Loan Documents, Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in subsection 9.8(c) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent” and “Agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees

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not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.

Section 8.2 Binding Effect.

  Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) and (iii) the exercise by Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Lenders.

Section 8.3 Use of Discretion.

(a) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirement of Law; and

(b) Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or its Affiliates that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

Section 8.4 Delegation of Rights and Duties.

  Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co‑agent, employee, attorney‑in‑fact and any other Person (including any Lender).  Any such Person shall benefit from this Article VIII to the extent provided by Agent.

Section 8.5 Reliance and Liability.

(a) Agent may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.8, (ii) rely on the Register to the extent set forth in Section 9.8, (iii) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, the Borrower) and (iv) rely and act upon any document, information or notice (including those transmitted by electronic transmission and including any Loan Notice or Notice of Loan Prepayment) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(b) None of Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and the Borrower hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non‑appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

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(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien (if any) created or purported to be created under or in connection with, any Loan Document;

(iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of the Borrower or any Related Person of the Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to the Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents; and

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of the Borrower or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower or any Lender describing such Default or Event of Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

and, for each of the items set forth in clauses (i) through (iv) above, each Lender and the Borrower hereby waives and agrees not to assert any right, claim or cause of action it might have against Agent based thereon.

(c) Each Lender (i) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Borrower and (ii) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender further acknowledges that any Agent Report (i) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Borrower solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Borrower.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(d) Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the

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generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

Section 8.6 Agent Individually.

  Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, the Borrower or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders.

Section 8.7 Lender Credit Decision.

(a) Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of the Borrower and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof that may come in to the possession of Agent or any of its Related Persons.

(b) If any Lender has elected to abstain from receiving MNPI concerning the Borrower or its Affiliates, such Lender acknowledges that, notwithstanding such election, Agent and/or the Borrower will, from time to time, make available syndicate information (which may contain MNPI) as required by the terms of, or in the course of administering the Loans to the credit contact(s) identified for receipt of such information on the Lender’s Administrative Questionnaire who are able to receive and use all syndicate‑level information (which may contain MNPI) in accordance with such Lender’s compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and the Borrower upon request therefor by Agent or the Borrower.  Notwithstanding such Lender’s election to abstain from receiving MNPI, such Lender acknowledges that if such Lender chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Borrower or its Affiliates.

Section 8.8 Expenses; Indemnities; Withholding.

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(a) Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by the Borrower) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, the Borrower) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any workout, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by the Borrower), severally and ratably, from and against Liabilities (including, to the extent not indemnified pursuant to Section 8.8(c), taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, any Related Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final nonappealable judgment or order.

(c) To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out‑of‑pocket expenses.  Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender under this Section 8.8(c).

Section 8.9 Resignation of Agent.

(a) Agent may resign at any time by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective in accordance with the terms of this Section 8.9.  If Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Agent.  If, within 30 days after the retiring Agent having given notice of resignation, no successor Agent has been appointed by the Required Lenders that has accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent from among the Lenders.  Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

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(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as Agent under the Loan Documents and (iv) subject to its rights under Section 8.4, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Agent, a successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

ARTICLE IX
MISCELLANEOUS

Section 9.1 Amendments and Waivers.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by Agent, the Required Lenders (or by Agent with the consent of the Required Lenders), and the Borrower, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and the Required Lenders (or by Agent with the consent of the Required Lenders) and the Borrower, do any of the following:

(i) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to subsection 7.2(a));

(ii) postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to the Lenders (or any of them) hereunder or under any other Loan Document;

(iii) reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein on any Loan, or of any fees or other amounts payable hereunder or under any other Loan Document;

(iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Lenders or any of them to take any action hereunder;

(v) amend this Section 9.1 or the definition of Required Lenders or any provision providing for consent or other action by all Lenders; or

(vi) discharge the Borrower from its payment Obligations under the Loan Documents, except as otherwise may be provided in this Agreement or the other Loan Documents;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and (vi).

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(b) No amendment, waiver or consent shall, unless in writing and signed by Agent, in addition to the Required Lenders or all Lenders directly affected thereby, as the case may be (or by Agent with the consent of the Required Lenders or all the Lenders directly affected thereby, as the case may be), affect the rights or duties of Agent under this Agreement or any other Loan Document.

(c) Notwithstanding anything to the contrary contained in this Section 9.1, (x) the Borrower may amend Schedule 3.19 upon notice to Agent, (y) Agent may amend Schedule 1.1 to reflect assignments entered into pursuant to Section 9.8, and (z) Agent and the Borrower may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, defect or inconsistency therein.

Section 9.2 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower or the Agent, to the address, fax number, e-mail address or telephone number specified for such Person on the applicable signature page hereto;

(ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to the Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging and Internet or intranet websites) pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article I if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication.  The Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written

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acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (i) and (ii), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c) The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.  In no event shall the Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet.

(d) Change of Address, Etc.  Each of the Borrower and the Agent may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.  Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower and the Agent.  In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agent and Lenders.  The Agent and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices and Notices of Loan Prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Borrower shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower.  All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

Section 9.3 Electronic Execution.

  The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Agent pursuant

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to procedures approved by it; provided further, without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

Section 9.4 No Waiver; Cumulative Remedies.

  No failure to exercise and no delay in exercising, on the part of Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No course of dealing between the Borrower, any Affiliate of thereof, Agent or any Lender shall be effective to amend, modify or discharge any provision of this Agreement or any of the other Loan Documents.

Section 9.5 Costs and Expenses.

  Any action taken by the Borrower under or with respect to any Loan Document, even if required under any Loan Document or at the request of Agent or Required Lenders, shall be at the expense of the Borrower, and neither Agent nor any other Lender shall be required under any Loan Document to reimburse the Borrower or any Subsidiary of thereof therefor except as expressly provided therein.  In addition, the Borrower agrees to pay or reimburse upon demand (a) Agent for all reasonable out‑of‑pocket costs and expenses incurred by it or any of its Related Persons, in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein, (b) Agent for all reasonable costs and expenses incurred by it or any of its Related Persons in connection with internal audit reviews, (c) each of Agent and its Related Persons for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work‑out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation or any other related right or remedy, (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to Borrower, any Subsidiary of thereof, Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto), including Attorney Costs and (d) fees and disbursements of Attorney Costs of one law firm on behalf of all Lenders (other than Agent) incurred in connection with any of the matters referred to in clause (c) above.

Section 9.6 Indemnity.

(a) The Borrower agrees to indemnify, hold harmless and defend Agent and each Lender and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Obligation (or the repayment thereof), the use or intended use of the proceeds of any Loan or the use of any securities filing of, or with respect to, the Borrower, (ii) any commitment letter, proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of the Borrower or any Affiliate of thereof in connection with any of the foregoing and any Contractual Obligation entered into in connection with any Platform or other electronic transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of securities or creditors (and including attorneys’ fees in any case), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have

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any liability under this Section 9.6 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final non‑appealable judgment or order.  Furthermore, the Borrower waives and agrees not to assert against any Indemnitee any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(a) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of the Borrower or any Related Person of the Borrower or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any Real Estate of the Borrower or any Related Person of the Borrower, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor‑in‑interest to the Borrower or any Related Person of the Borrower or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by Agent or following Agent or any Lender having become the successor‑in‑interest to the Borrower or any Related Person of the Borrower and (ii) are attributable solely to acts of such Indemnitee.

Section 9.7 [Reserved]

Section 9.8 Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.8(b), (ii) by way of participation in accordance with the provisions of Section 9.8(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.8(f), or (iv) to an SPC in accordance with the provisions of Section 9.8(g) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

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(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within five (5) Business Days after having received notice thereof; and
(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

(iv) Assignment and Assumption.  The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire.

(v) No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment

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and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 10.1, 10.3, 10.4, 9.5 and 9.6 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.8(d).

(c) Register.  The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries ) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.1 that affects such Participant.  Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 10.1, 10.3 and 10.4, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.8(b).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.10(a) as though it were a Lender, provided such Participant agrees to be subject to Section 9.10(b) as though it were a Lender.

(e) Limitations upon Participant Rights.  A Participant shall not be entitled to receive any greater payment under Section 10.1 or 10.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 10.1 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.1(e) as though it were a Lender.

(f) Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve

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Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Special Purpose Funding Vehicles.   Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Agent as is required under Section 1.11(a)(ii).  Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 10.3), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof.  Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

Section 9.9 Non‑Public Information; Confidentiality.

(a) Non‑Public Information.  Agent and each Lender acknowledges and agrees that it may receive material non‑public information (“MNPI”) hereunder concerning the Borrower and its Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).

(b) Confidential Information.  So long as the Loans are outstanding and for a period of two (2) years thereafter, the Lender and the Agent agree to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by the Borrower as confidential, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to Related Persons of such Lender or Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 9.9 or (B) available to such Lender or Agent or any of their Related Persons, as the case may be, from a source (other than the Borrower) not known by them to be subject to disclosure restrictions, (iv) to the

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extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify the Borrower, (vii) to current or prospective assignees, SPCs (including the investors or prospective investors therein) or participants and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 9.9 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by the Borrower or its Related Persons referring to a Lender or Agent or any of their Related Persons.  In the event of any conflict between the terms of this Section 9.9 and those of any other Contractual Obligation entered into with the Borrower (whether or not a Loan Document), the terms of this Section 9.9 shall govern.

(c) Tombstones.  The Borrower consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using the Borrower’s name, product photographs, logo or trademark.  Agent or such Lender shall provide a draft of any advertising material to the Borrower for review and comment prior to the publication thereof.

(d) Press Release and Related Matters.  The Borrower shall not, and shall not permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of the Borrower) using the name, logo or otherwise referring to Bank of America or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Agent is party without the prior consent of Bank of America except to the extent required to do so under applicable Requirements of Law and then, only after consulting with Bank of America.

(e) Distribution of Materials to Lenders.  The Borrower acknowledges and agrees, that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrower (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available, to the Lenders by posting such Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”).  The Borrower authorizes Agent to download copies of their logos from its website and post copies thereof on the Platform.

(f) Material Non‑Public Information.  The Borrower hereby agrees that if either they, any parent company or any Subsidiary of the Borrower has publicly traded equity or debt securities in the U.S., they shall (and shall cause such parent company or Subsidiary, as the case may be, to) (i) identify in writing, and (ii) to the extent reasonably practicable, clearly and conspicuously mark such Borrower Materials that contain only information that is publicly available or that is not material for purposes of U.S. federal and state securities laws as “PUBLIC”.  The Borrower agrees that by identifying such Borrower Materials as “PUBLIC” or publicly filing such Borrower Materials with the Securities and Exchange Commission, then Agent and the Lenders shall be entitled to treat such Borrower Materials as not containing any MNPI for purposes of U.S. federal and state securities laws.  The Borrower further represents, warrants, acknowledges and agrees that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI:  (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Borrower or Agent (including, Loan Notices and any similar requests

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or notices posted on or through the Platform).  Before distribution of any Borrower Materials, the Borrower agrees to execute and deliver to Agent a letter authorizing distribution of the evaluation materials to prospective Lenders and their employees willing to receive MNPI, and a separate letter authorizing distribution of evaluation materials that do not contain MNPI and represent that no MNPI is contained therein.

Section 9.10 Set‑off; Sharing of Payments.

(a) Right of Setoff.  Each of Agent, each Lender and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by Agent, such Lender or any of their respective Affiliates to or for the credit or the account of the Borrower against any Obligation of the Borrower now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured.  No Lender shall exercise any such right of setoff without the prior consent of Agent or Required Lenders. Each of Agent and each Lender agrees promptly to notify the Borrower and Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights under this Section 9.10 are in addition to any other rights and remedies (including other rights of setoff) that Agent, the Lenders, their Affiliates and the other Lenders, may have.

(b) Sharing of Payments, Etc.  If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of the Borrower (whether voluntary or involuntary) other than pursuant to Section 9.10 or Article X, and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Lenders such participations in their Obligations as necessary for such Lender to share such excess payment with such Lenders to ensure such payment is applied as though it had been received by Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  If a Defaulting Lender receives any such payment as described in the previous sentence, such Lender shall turn over such payments to Agent for application in accordance with the terms of Section 1.13(a)(ii) hereof.

Section 9.11 Counterparts; Facsimile Signature.

  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 9.12 Severability.

  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the

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legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 9.13 Captions.

  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 9.14 Independence of Provisions.

  The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

Section 9.15 Interpretation.

  This Agreement is the result of negotiations among and has been reviewed by counsel to the Borrower, Agent, each Lender and other parties hereto, and is the product of all parties hereto.  Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or Agent merely because of Agent’s or Lenders’ involvement in the preparation of such documents and agreements.  Without limiting the generality of the foregoing, each of the parties hereto has had the advice of counsel with respect to Sections 9.18 and 9.19.

Section 9.16 No Third Parties Benefited.

  This Agreement is made and entered into for the sole protection and legal benefit of the Borrower, the Lenders, Agent and each other Lender, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  Neither Agent nor any Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

Section 9.17 Governing Law and Jurisdiction.

(a) Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b) Submission to Jurisdiction.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under the Loan Documents.  The parties hereto (and, to the extent set forth in any other Loan Document) hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non‑conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c) Service of Process.  The Borrower hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of the Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).  The Borrower agrees that a final judgment in any such

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action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Non‑Exclusive Jurisdiction.  Nothing contained in this Section 9.17 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

Section 9.18 Waiver of Jury Trial.

  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

Section 9.19 Entire Agreement; Release; Survival.

(a) THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT OF THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER THEREOF AND ANY PRIOR LETTER OF INTEREST, COMMITMENT LETTER, CONFIDENTIALITY AND SIMILAR AGREEMENTS INVOLVING THE BORROWER AND ANY LENDER OR ANY OF THEIR RESPECTIVE AFFILIATES RELATING TO A FINANCING OF SUBSTANTIALLY SIMILAR FORM, PURPOSE OR EFFECT OTHER THAN THE FEE LETTER.  IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS AGREEMENT SHALL GOVERN (UNLESS SUCH TERMS OF SUCH OTHER LOAN DOCUMENTS ARE NECESSARY TO COMPLY WITH APPLICABLE REQUIREMENTS OF LAW, IN WHICH CASE SUCH TERMS SHALL GOVERN TO THE EXTENT NECESSARY TO COMPLY THEREWITH).

(b) Execution of this Agreement by the Borrower constitutes a full, complete and irrevocable release of any and all claims which the Borrower may have at law or in equity in respect of all prior discussions and understandings, oral or written, relating to the subject matter of this Agreement and the other Loan Documents.  In no event shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  The Borrower hereby waives, releases and agrees not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(c) (i) Any indemnification or other protection provided to any Indemnitee pursuant to this Section 9.19, Sections 9.5 (Costs and Expenses) and 9.6 (Indemnity) and Articles VIII (Agent) and X (Taxes, Yield Protection and Illegality) and (ii) solely for the two (2) year time period specified therein, the provisions of Section 9.9 of this Agreement, inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 9.20 Patriot Act.

  Each Lender that is subject to the Patriot Act hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

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Section 9.21 Replacement of Lender.

  Within forty‑five days after: (i) receipt by the Borrower of written notice and demand from any Lender that is not Agent or an Affiliate of Agent (an “Affected Lender”) for payment of additional costs as provided in Sections 10.1, 10.3 and/or 10.4; or (ii) any failure by any Lender (other than Agent) to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, the Borrower may, at its option, notify Agent and such Affected Lender (or such defaulting or non‑consenting Lender, as the case may be) of the Borrower’s intention to obtain, at the Borrower’s expense, a replacement Lender (“Replacement Lender”) for such Affected Lender (or such defaulting or non‑consenting Lender, as the case may be), which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Borrower obtains a Replacement Lender within forty‑five (45) days following notice of its intention to do so, the Affected Lender (or defaulting or non‑consenting Lender, as the case may be) shall sell and assign its Loans and Commitments to such Replacement Lender, at par, provided that the Borrower has reimbursed such Affected Lender for its increased costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 9.8 within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 9.21 and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this Section 9.21, the Borrower shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Borrower, the Replacement Lender and Agent, shall be effective for purposes of this Section 9.21 and Section 9.8.  Notwithstanding the foregoing, with respect to a Lender that is a Defaulting Lender, the Borrower or Agent may obtain a Replacement Lender and execute an Assignment on behalf of such Defaulting Lender at any time and without prior notice to such Defaulting Lender and cause its Loans and Commitments to be sold and assigned at par.  Upon any such assignment and payment and compliance with the other provisions of Section 9.8, such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

Section 9.22 [Reserved]

Section 9.23 Creditor‑Debtor Relationship.  The relationship between Agent and each Lender, on the one hand, and the Borrower, on the other hand, is solely that of creditor and debtor.  No Lender or Agent has any fiduciary relationship or duty to the Borrower arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Agent and the Lenders and the Borrower by virtue of, any Loan Document or any transaction contemplated therein.

Section 9.24 Actions in Concert.  Notwithstanding anything contained herein to the contrary, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights against the Borrower arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

Section 9.25 [Reserved]

Section 9.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be

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subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 10.1 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes.  If, however, applicable Laws require the Borrower or Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

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(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, the Borrower  shall, and does hereby, indemnify the Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Agent or paid by the Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  The Borrower  shall also, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Agent as required by clause (ii) of this subsection.  A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower and the Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Agent) incurred by or asserted against the Borrower or the Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender, to the Borrower or the Agent pursuant to subsection (e).  Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender, under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).  The agreements in this clause (ii) shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments.  Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or the Agent to a Governmental Authority as provided in this Section 10.1, the Borrower shall  deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Borrower and to the Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

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(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(1) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(2) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(A) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(B) executed originals of Internal Revenue Service Form W-8ECI,
(C) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of  Internal Revenue Service Form W-8BEN, or
(E) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds.  Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any

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obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be.  If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

Section 10.2 Illegality.  If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund any Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 10.3 Increased Costs and Reduction of Return.

(a) Increased Costs Generally.  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate;

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 10.1 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other

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amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital or liquidity of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 10.4 Funding Losses.  Upon demand of any Lender (with a copy to the Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise) ;

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.21;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

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For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 10.4, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 10.5 Inability to Determine Rates.  If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) the Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (b) the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determine the Base Rate shall be suspended, in each case until the Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 10.6 Certificates of Lenders.  Any Lender claiming reimbursement or compensation pursuant to this Article X shall deliver to the Borrower (with a copy to Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

ARTICLE XI
DEFINITIONS

Section 11.1 Defined Terms.  The following terms are defined in the Sections or subsections referenced opposite such terms:

“Affected Lender”9.21
“Agent Report”8.5(c)
“Audited Annual Financial Statements”4.1(a)
“Bank of America”Preamble
“Borrower”Preamble
“Borrower Materials”9.9(e)
“Event of Default”7.1
“FCPA”2.1(f)
“Fee Letter”1.9(a))
“Indemnified Matters”9.6
“Indemnitees”9.6
“Lender”Preamble
“Loan” or “Loans”1.1(a)
“Maximum Lawful Rate”1.3(d)
“MNPI”9.9(a)
“Platform”9.9(e)

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“Register”9.8(c)
“Replacement Lender”9.21
“SPC”9.8(g)
“Tax Returns”3.10
“Unaudited Quarterly Financial Statements”4.1(b)

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Administrative Questionnaire” means an administrative questionnaire to be completed by each Lender in form and substance acceptable to the Agent.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.  Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of the other Person.  Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of the Borrower or of any Subsidiary thereof solely by reason of the provisions of the Loan Documents.

“Agent” means Bank of America in its capacity as administrative agent for the Lenders hereunder, and any successor administrative agent.

“Agent’s Office” means the Agent’s address set forth on the Agent’s signature page hereto and, as appropriate, the account of the Agent set forth on the Agent’s signature page hereto, or such other address or account as the Agent may from time to time notify to the Borrower and the Lenders.

“Aggregate Commitment” means the combined Commitments of the Lenders, which shall initially be in the amount of $150,000,000, as such amount may be (i) reduced from time to time pursuant to this Agreement and (ii) increased pursuant to Section 1.12 hereof.

“Applicable Margin” means (i) at any time that the aggregate outstanding principal amount of the Loans is less than 50% of the Aggregate Commitment at such time, (a) in the case of Base Rate Loans, 0.50% per annum and (b) in the case of Eurodollar Rate Loans, 1.50% per annum or (ii) at any time that the aggregate outstanding principal amount of the Loans is equal to or greater than 50% of the Aggregate Commitment at such time, (a) in the case of Base Rate Loans, 0.375% per annum and (b) in the case of Eurodollar Rate Loans, 1.375% per annum.

“Applicable Percentage” means in respect of the Commitments and Loans, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitment represented by such Lender’s Commitment at such time.  If the commitment of each Lender to make Loans has been terminated pursuant to Section 7.2, or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the Loans shall be determined based on the percentage of the outstanding Loans represented by the Loans of such Lender at such time.  The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

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“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) (i) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (ii) temporarily warehouses loans for any Lender or any Person described in clause (i) above and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.8(b)), and accepted by the Agent, in substantially the form of Exhibit 11.1(a) or any other form approved by the Agent.

“Availability Period” shall mean the period commencing on the date hereof and ending on the Maturity Date.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Base Rate” means, for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%, subject to the interest rate floors set forth therein.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.  If the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrowing” means a borrowing hereunder consisting of Loans made to or for the benefit of the Borrower on the same day by the Lenders pursuant to Article I hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which federal reserve banks are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, a day on which dealings are carried on in the London interbank market.

“Capital Lease” means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

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“Capital Lease Obligations” means all monetary obligations of the Borrower and its Subsidiaries under any Capital Leases.

“Cash Equivalents” means (a) any readily‑marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily‑marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A‑1” from S&P or at least “P‑1” from Moody’s, (c) any commercial paper rated at least “A‑1” by S&P or “P‑1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar‑denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000 and (e) shares of any United States money market fund that (i)  has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) or (d) above shall not exceed 365 days.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to have occurred if (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50%, or more, of the Stock of the Borrower having the right to vote for the election of members of the Board of Directors of the Borrower, or (b) a majority of the members of the Board of Directors of the Borrower do not constitute Continuing Directors.

“Closing Date” means September 1, 2017.

“Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 1.1(a) at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Consolidated EBITDAR” means, for the applicable period of measurement, the total (without duplication) of (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person; (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with The Borrower or any of its Subsidiaries or on which such Person’s assets are acquired by the Borrower or any of its Subsidiaries; (c) the proceeds of any life insurance policy; (d) gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP; (e) any other extraordinary gains or losses of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP; plus (i) all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period; plus (ii) interest expense deducted (and minus interest income included) in calculating net income (or loss) for such period; plus (iii) all taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period; plus (iv) consolidated rental expenses of the Borrower and its consolidated Subsidiaries for such period.

“Consolidated Interest Charges” means, for any period, for the Borrower and its consolidated Subsidiaries, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its consolidated Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person:  (a) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under any Rate Contracts; (d) to make take‑or‑pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for the obligations of another Person through any agreement to purchase, repurchase or otherwise acquire such obligation or any Property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed or supported.

“Continuing Directors”: the directors of the Borrower on the Closing Date and each other director of the Borrower, if such other director’s nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors or by a Permitted Holder.

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“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Defaulting Lender” means, subject to Section 1.13(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower and the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 1.13(b)) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Lender promptly following such determination.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Dollars”, “dollars” and “$” each mean lawful money of the United States of America.

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“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person meeting the requirements of Section 9.8(b)(iii), (v) and (vi).

“Environmental Laws” means all present and future Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the workplace, the environment and natural resources, and including public notification requirements and environmental transfer of ownership, notification or approval statutes.

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies, including the cost of environmental consultants and the cost of attorney’s fees) that may be imposed on, incurred by or asserted against the Borrower or any Subsidiary of the Borrower as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by the Borrower or any Subsidiary of the Borrower, whether on, prior or after the date hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” means:

(i)for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(ii)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

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provided that:  (A) to the extent a comparable or successor rate is approved by the Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided further that, to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent and (B) if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 10.1(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.21), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 10.1(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 10.1(a).

“Family Member”: with respect to any individual, the spouse and lineal descendants (including children and grandchildren by adoption) of such individual, the spouses of each such lineal descendants, and the lineal descendants of such Persons.

“Family Trusts”: with respect to any individual, any trusts, limited partnerships or other entities established for the primary benefit of, the executor or administrator of the estate of, or other legal representative of, such individual.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower, ending on June 30, September 30 and December 31 of each year.

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“Fiscal Year” means any of the annual accounting periods of the Borrower ending on March 31 of each year.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the Borrower’s Consolidated EBITDAR for the period of the four consecutive Fiscal Quarters most recently ended on or prior to such date to (b) the sum of (i) Consolidated Interest Charges for such period and (ii) consolidated rental expenses of the Borrower and its consolidated Subsidiaries for such period (without duplication of items included in Consolidated Interest Charges).

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 11.3 hereof.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Hazardous Materials” means any substance, material or waste that is regulated or otherwise gives rise to liability under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) (42 U.S.C. §9601 et seq. (1980)), any contaminant, pollutant, petroleum or any fraction thereof, asbestos, asbestos containing material, polychlorinated biphenyls, mold, and radioactive substances or any other substance that is toxic, ignitable, reactive, corrosive, caustic, or dangerous.

“Indebtedness” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the Ordinary Course of Business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property); (f) all Capital Lease Obligations; (g) the principal balance outstanding under any synthetic lease, off‑balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Stock or Stock Equivalents (or any Stock or Stock Equivalent of a direct or indirect parent entity thereof) prior to the date that is 180 days after the final scheduled installment payment date for

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the Term Loans, valued at, in the case of redeemable preferred Stock, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Stock plus accrued and unpaid dividends; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all Contingent Obligations described in clause (a) of the definition thereof in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding‑up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day of each month and the Maturity Date.

“Interest Period” means, with respect to each Eurodollar Rate Loan, the period commencing on the Business Day such Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice (or as otherwise provided herein); provided that:

(a)                if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b)                any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                no Interest Period for Loans shall extend beyond the Maturity Date.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

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“Lending Office” means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Agent.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a Capital Lease.

“Loan” means an extension of credit by a Lender to the Borrower pursuant to Article I, and may be a Base Rate Loan or a Eurodollar Rate Loan.

“Loan Documents” means this Agreement, the Notes, the Fee Letter and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Loan Notice” means a notice given by the Borrower to the Agent pursuant to Section 1.5 of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, which shall be substantially in the form of Exhibit 11.1(b) or such other form as may be approved by the Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.

“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect on, the operations, business,  assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole; (ii) a material impairment of the rights and remedies of the Agent or any Lender under any Loan Documents, or of the ability of the Borrower to perform its obligations under any Loan Documents to which it is a party; or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Documents to which it is a party.  Without limiting the generality of the foregoing, any event or occurrence which results or would reasonably be expected to result in material liabilities to the Borrower shall be deemed to have a Material Adverse Effect.

“Maturity Date” means the earlier to occur of (i) September 1, 2020 and (ii) the date on which the Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.

“Moody’s” means Moody’s Investor Services, Inc.

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“Multiemployer Plan”:  a Plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA and which is subject to Title IV of ERISA.

“NOI” means with respect to any Property for any period of time, the amount obtained by subtracting Operating Expenses for such Property for such period from Operating Revenue for such Property for such period.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note of the Borrower payable to a Lender, in substantially the form of Exhibit 11.1(c) hereto, evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made to the Borrower by such Lender and “Notes” means all such Notes.

“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit 11.1(d) or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Responsible Officer.

“Obligations” means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to any Lender, Agent or any other Person required to be indemnified, that arises under any Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Operating Expenses” means with respect to any Property for any period of time, the total of all expenses actually paid or payable, computed on a cash accounting basis consistent with prior practice, of whatever kind relating to the operation, maintenance and management of the Property.

“Operating Revenue” means with respect to any Property for any period of time, all revenue, computed on a cash accounting basis consistent with prior practice, derived from the ownership and operation of the Property from whatever source, including, without limitation, self-storage rental revenue, retail income, rental equipment commissions and other miscellaneous income derived from such Property.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

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“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, P.L. 107‑56, as amended.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Holder”: Edward J. Shoen, Mark V. Shoen and their Family Members, and their Family Trusts.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Plan”:  at a particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Subsidiary is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Rate Contracts” means swap agreements (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates, in each case, with respect to the interest rates on the Loans outstanding hereunder.

“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by the Borrower.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article II) and other consultants and agents of or to such Person or any of its Affiliates.

“Releases” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

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“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre remedial studies and investigations and post‑remedial monitoring and care with respect to any Hazardous Material.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .21, .22, .23, .26, .27 or .28 of PBGC Reg. § 4043.

“Required Lenders” means at any time (a) so long as Bank of America, N.A. remains a Lender hereunder and holds at least 20% of the Aggregate Commitment then in effect, Bank of America, N.A. and (b) (i) Lenders then holding more than fifty percent (50%) of the sum of the Aggregate Commitment then in effect plus the aggregate unpaid principal balance of the Loans then outstanding, or (ii) if the Commitments have been terminated, Lenders holding more than fifty percent (50%) of the aggregate unpaid principal balance of the Loans then outstanding.  The Aggregate Commitment and Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Person, solely for purposes of the delivery of incumbency certificates pursuant to Section 2.1, the secretary or any assistant secretary of such Person and, solely for purposes of notices given pursuant to Article I, any other officer or employee of such Person so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of such Person designated in or pursuant to an agreement between the Borrower and the Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person. To the extent requested by the Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Agent, appropriate authorization documentation, in form and substance satisfactory to the Agent.

“Sanctions” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“S&P” means Standard & Poor’s, a Division of The McGraw‑Hill Companies, Inc.

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person,

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(b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non‑voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subsidiary” of a Person means any corporation, association, limited liability company, partnership, joint venture or other business entity of which more than fifty percent (50%) of the voting Stock, is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unencumbered Property” means, at any time with respect to the Borrower and its Subsidiaries, Real Estate of the Borrower or any Subsidiary thereof that is not (i) subject to a Lien or (ii) subject to a covenant restricting the Borrower or such Subsidiary from giving or permitting a Lien on such Real Estate.

“Unencumbered Property Value” means, at any time, with respect to each Unencumbered Property of the Borrower and its Subsidiaries, the greater of (a) the sum of the aggregate cost of acquisition of such Unencumbered Property and the aggregate cost of improvements to such Unencumbered Property (but excluding any maintenance costs and maintenance capital expenditures) and (b) the quotient, the numerator of which is the NOI of such Unencumbered Property for the twelve consecutive months most recently ended prior to such time, and the denominator of which is 0.10.

“Unencumbered Property Value Ratio” means, at any time, the ratio of (a) the sum of the Unencumbered Property Values for all Unencumbered Properties at such time to (b) Unsecured Debt Commitments.

“United States” and “U.S.” each means the United States of America.

“Unsecured Debt Commitments” means the aggregate principal amount of the Borrower’s and its Subsidiaries’ unsecured commitments for the borrowing of money.

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“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 11.2            Other Interpretive Provisions.

(a)                Defined Terms.  Unless otherwise specified herein or therein, all terms defined in this Agreement or in any other Loan Document shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meanings of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

(b)                The Agreement.  The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; and subsection, section, schedule and exhibit references are to this Agreement or such other Loan Documents unless otherwise specified.

(c)                Certain Common Terms.  The term “documents” includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.  The term “including” is not limiting and means “including without limitation.”

(d)                Performance; Time.  Whenever any performance obligation hereunder or under any other Loan Document (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day.  In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement or any other Loan Document refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(e)                Contracts.  Unless otherwise expressly provided herein or in any other Loan Document, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(f)                 Laws.  References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

Section 11.3            Accounting Terms and Principles.  All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP.  No change in the accounting principles used in the preparation of any financial statement hereafter adopted by the Borrower shall be given effect for purposes of measuring compliance with any provision of Article V or VI unless Agent and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all financial statements, Compliance Certificates and similar documents provided hereunder shall be provided together

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with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP.  Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article V and Article VI shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Borrower or any Subsidiary of the Borrower at “fair value.”  A breach of a financial covenant contained in Article VI shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the financial statements reflecting such breach are delivered to Agent.

Section 11.4            Payments. Agent may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by the Borrower.  Any such determination or redetermination by Agent shall be conclusive and binding for all purposes, absent manifest error.  No determination or redetermination by any Lender or the Borrower and no other currency conversion shall change or release any obligation of the Borrower or of any Lender (other than Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted.  Agent may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

AMERCO

By:
Name:
Title:

Address for notices:

5555 Kietzke Lane, Suite 100

Reno, NV  89511

Attn:

Facsimile:

Address for wire transfers:

JPM Chase

ABA#

Acct. Name:

Account #:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

Bank of America Merrill Lynch

901 Main Street, 10th Fl.

Dallas, TX 75202

email:

with a copy to:

Wholesale Credit Admin. Assoc.

Bank of America Merrill Lynch

Bank of America, N.A.

901 Main Street, 10th Fl.

Dallas, TX 75202

email:

and

Cadwalader, Wickersham & Taft LLP

227 West Trade Street, Suite 2400

Charlotte, NC  28202

Attn:

Facsimile:

Address for payments:

Bank of America N.A.

New York, NY

Aba #

Acct #

Attn:

Ref:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

Address for notices:

Bank of America Merrill Lynch

901 Main Street, 10th Fl.

Dallas, TX 75202

email:

with a copy to:

Wholesale Credit Admin. Assoc.

Bank of America Merrill Lynch

Bank of America, N.A.

901 Main Street, 10th Fl.

Dallas, TX 75202

email:

and

Cadwalader, Wickersham & Taft LLP

227 West Trade Street, Suite 2400

Charlotte, NC  28202

Attn:

Facsimile:

Address for payments:

Bank of America N.A.

New York, NY

Aba #

Acct #

Attn:

Ref:

Schedule 1.1

Commitments

Bank of America, N.A.$150,000,000

EXHIBITS TO

CREDIT AGREEMENT

EXHIBITS

Exhibit 4.2(b)Form of Compliance Certificate
Exhibit 11.1(a)Form of Assignment
Exhibit 11.1(b)Form of Loan Notice
Exhibit 11.1(c)Form of Note
Exhibit 11.1(d)Form of Notice of Loan Prepayment

EXHIBIT 4.2(b)

TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Date: [_____ __, 20__]

This Compliance Certificate (this “Certificate”) is given by AMERCO, a Nevada corporation, (the “Borrower”), pursuant to subsection 4.2(b) of that certain Credit Agreement, dated as of September 1, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as agent to the Lenders (in such capacity, “Agent”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.  This Certificate is subject to the confidentiality requirements of § 9.9 of the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower. By executing this Certificate, such officer hereby certifies to Agent and Lenders, on behalf of the Borrower, that:

                The Fixed Charge Coverage Ratio, as of the last day of the fiscal year or fiscal quarter corresponding to the financial statements with which this Certificate is being delivered, is [_____] to 1.00;

               Exhibit A hereto is a correct calculation of the Fixed Charge Coverage Ratio;

                The Unencumbered Property Value Ratio, as of the last day of the fiscal year or fiscal quarter corresponding to the financial statements with which this Certificate is being delivered, is [_____] to 1.00; and

               Exhibit B hereto is a correct calculation of the Unencumbered Property Value Ratio.

AMERCO

By:___________________________

Name:

Title:

Exhibit A

Fixed Charge Coverage Ratio Calculation

(a)  Borrower’s Consolidated EBITDAR for last four consecutive Fiscal Quarters:

(i) the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP$______________

(ii) minus the income (or loss) of any Person which is not a Subsidiary of
Borrower, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person is not at the time prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person$______________

(iii) minus the income (or loss) of any Person accrued prior to the date it becomes a
Subsidiary of Borrower or is merged into or consolidated with Borrower of any of its
Subsidiaries or on which such Person’s assets are acquired by Borrower or any of its Subsidiaries$______________

(iv) minus the proceeds of any life insurance policy$______________

(iv) minus gains or losses from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of Borrower and its
Subsidiaries, and related tax effects in accordance with GAAP$______________

(v) minus any other extraordinary gains or losses of Borrower or its Subsidiaries, and related tax effects in accordance with GAAP$______________

(vi) plus all amounts deducted in calculating net income (or loss) for depreciation or amortization for such period$______________

(vii) plus interest expense deducted (and minus interest income included)
in calculating net income (or loss) for such period$______________

(viii) plus all taxes on or measured by income to the extent deducted in calculating net income (or loss) for such period$______________

(ix) plus consolidated rental expenses of the Borrower and its consolidated
Subsidiaries for such period$______________

Borrower’s Consolidated EBITDAR for last four consecutive Fiscal Quarters: $______________

(b)  Consolidated Interest Charges for such period:

(i)  all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its consolidated Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP $______________

(ii) plus the portion of rent expense of the Borrower and its consolidated
Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP$______________

Consolidated Interest Charges for such period:$______________

(c)  consolidated rental expenses of the Borrower and its consolidated Subsidiaries for such period (without duplication of items included in Consolidated Interest Charges)$______________

(d)  (b) + (c)$______________

(e)  Fixed Charge Coverage Ratio: Ratio of (a) to (d)       ___ to ___

(f)  Fixed Charge Coverage Ratio requirement (or Trigger Event)not less than 2.5 to 1.0

(g)  Interest Coverage Ratio not to be less than the requirement:         Compliant:   ___ yes  ___ no

Exhibit B

Unencumbered Property Value Ratio Calculation

(a) the sum of the Unencumbered Property Values for

all Unencumbered Properties as of the date hereof             $______________

(b) the aggregate principal amount of the Borrower’s

and its Subsidiaries’ unsecured commitments for

the borrowing of money as of the date hereof             $______________

(c) Unencumbered Property Value Ratio: the ratio of (a) to (b)     ________ to ________

(d) Unencumbered Property Value Ratio requirement    not less than 2.0 to 1.0

(e) Unencumbered Property Value Ratio not to be less than requirement:Compliant:___yes  ___no

EXHIBIT 11.1(a)

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount and equal to the percentage interest identified below of all the outstanding rights and obligations under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:______________________________

2.Assignee:______________________________[1]

3.Borrower:AMERCO

4.Agent: Bank of America, N.A., as the agent under the Credit Agreement

5.Credit Agreement:Credit Agreement dated as of September 1, 2017, by and among the Borrower, the Lenders from time to time party thereto and Agent

6.Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment /Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

Loans / Commitment	$______________	$_________	___________%

Effective Date: __________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[SIGNATURES FOLLOW]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By: _____________________________

Name:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By: _____________________________

Name:

Title:

[Consented to and][2] Accepted:

BANK OF AMERICA, N.A., as

  Agent

By: _________________________________

      Name:

      Title:

[Consented to:][3]

AMERCO

By: _________________________________

      Name:

      Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.Representations and Warranties.

1.1.Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.8(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.8(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT 11.1(b)

TO

CREDIT AGREEMENT

FORM OF LOAN NOTICE

TO:Bank of America, N.A., as Agent

RE:Credit Agreement dated as of September 1, 2017 (the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), among AMERCO (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as agent to the Lenders (in such capacity, “Agent”)

DATE:[Date]

The undersigned hereby requests (select one):

[ ] A Borrowing of Loans

[ ] A [conversion] or [continuation] of Loans

---

1.On   (the “Credit Extension Date”).

For a Borrowing:

1.In the amount of $.

2.Comprised of:[ ] Base Rate Loans

[ ] Eurodollar Rate Loans

4.For Eurodollar Rate Loans:  with an Interest Period of __ months.

For a Conversion of Continuation:

  [ a continuation, on _________, ___, as Eurodollar Rate Loans having an Interest Period of _____ months, of Loans in an aggregate outstanding principal amount of $___________ having an Interest Period ending on the proposed ate for such continuation;]

  [a conversion, on _________, _____, to Eurodollar Rate Loans having an Interest Period of _____ months, of Loans in an aggregate outstanding principal amount of $_____________: and]

  [a conversion, on _________, _____, to Base Rate Loans, of Loans in an aggregate outstanding principal amount of $______________.]

The undersigned hereby certifies that, except as set forth on Schedule A attached hereto, the following statements are true on the date hereof and will be true on the Credit Extension Date:

  the representations and warranties set forth in Article III of the Credit Agreement and elsewhere in the Loan Documents are true and correct in all respects, both before and after giving effect to the proposed borrowing and any other Loan to be made on or before the Credit Extension Date, except to the extent such as representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all respects as of such earlier date);

  no Default or Event of Default (a) has occurred and is continuing before giving effect to the proposed Borrowing and any other Loan to be made on or before the Credit Extension Date or (b) would reasonably be expected to result after giving effect to the proposed Borrowing and any other loan to be made on or before the Credit Extension Date;

  the Fixed Charge Coverage Ratio of the Borrower would not be less than 2.5 to 1.0 after giving pro forma effect to such Loan; and

  the Unencumbered Property Value Ratio would not be less than 2.0 after giving pro forma effect to such Loan.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

AMERCO, as the Borrower

By:_____________________

Name:

Title:

Schedule A

EXHIBIT 11.1(c)

TO

CREDIT AGREEMENT

FORM OF NOTE

Revolving Credit Note

Reno, Nevada

Agent: BANK OF AMERICA, N.A.

[Date]
Principal Amount: $[________]

FOR VALUE RECEIVED, the undersigned, AMERCO, a Nevada corporation (the “Borrower”), hereby promises to pay to [________] (the “Lender”), the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Bank of America, N.A., as Agent, for the account of the Lender, at the address set forth in the Credit Agreement, in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of September 1, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time and Bank of America, N.A., as agent (the “Agent”). Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the making of the Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the principal amount set forth above, the indebtedness of the Borrower resulting from the Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 9.17(b) (Submission to Jurisdiction), 9.18 (Waiver of Jury Trial) and 11.2 (Other Interpretive Provisions) thereof.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officers as of the day and year and at the place set forth above.

BORROWER:

AMERCO

By:
Name: ______________
Title:   ______________

EXHIBIT 11.1(d)

TO

CREDIT AGREEMENT

FORM OF NOTICE OF LOAN PREPAYMENT

TO:Bank of America, N.A., as Agent

RE:The Credit Agreement dated as of September 1, 2017 (the “Credit Agreement”; capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement), among AMERCO (the “Borrower”), the Lenders from time to time party thereto and Bank of America, N.A., as agent to the Lenders (in such capacity, “Agent”).

DATE:[Date]

The Borrower hereby notifies the Agent that on _____________ pursuant to the terms of Section 1.7(a) (Optional Prepayments) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

[ ] Optional prepayment of Loans in the following amount(s):

[ ] Eurodollar Rate Loans: $[4]

Applicable Interest Period:

[ ]; Base Rate Loans:  $[5]

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

Borrower:

AMERCO, as the Borrower

By:_____________________

Name:

Title:

[1] for assignee, indicate whether a Lender, Affiliate of a Lender, Approved Fund or none of the foregoing

[2] To be added only if the consent of the Agent is required by the terms of the Credit Agreement.

[3] To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

[4] Any prepayment of Eurodollar Rate Loans shall be in a principal amount of at least $1,000,000 (or if less, the entire principal amount thereof outstanding).

[5] Any prepayment of Base Rate Loans shall be in a principal amount of at least $1,000,000 (or if less, the entire principal amount thereof outstanding).